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                                   EXHIBIT 23

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                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to incorporation by reference in the previously filed Registration Statement on Forms S-8 File Nos. 333-69420 and 333-69416, respectively and Form S-3 (File No. 33-71692) of Dimeco, Inc. of our report dated February 7, 2003, relating to the consolidated statements of financial condition of Dimeco, Inc. and subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the three years in the period ended December 31, 2002, which report appears in the December 31, 2002 Annual Report on Form 10-KSB of Dimeco, Inc.

                                                        /s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania
March 24, 2003